UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 20, 2013

TIDELANDS BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	001-33065	02-0570232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

875 Lowcountry Blvd.

Mount Pleasant, South Carolina 29464

(Address, Including Zip Code of Principal Executive Offices)

(843) 388-8433

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

On May 20, 2013, Tidelands Bancshares, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”).  Of the 4,277,176 shares of the Company’s common stock outstanding as of March 21, 2013, 3,189,555 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 74.572% of the outstanding shares of common stock.  The following is a brief description of each matter submitted to a vote at the Annual Meeting as well as the number of votes cast with respect to each matter.  For more information about each of these proposals, please refer to the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 10, 2013 (the “Proxy Statement”).

Proposal #1:                        Election of Directors

The shareholders elected each of the following persons as a director to hold office until the 2014 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Michael W. Burrell	1,345,964	164,969	1,678,622
Alan D. Clemmons	1,350,119	160,814	1,678,622
John W. Gandy, CPA	1,418,079	92,854	1,678,622
Thomas H. Lyles	1,469,428	41,505	1,678,622
John T. Parker, Jr.	1,350,564	160,369	1,678,622
Mary V. Propes	1,249,913	261,020	1,678,622
Tanya D. Robinson	1,351,189	159,744	1,678,622
Larry W. Tarleton	1,383,634	127,299	1,678,622

Proposal #2:                        Advisory Vote on Executive Compensation

The compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, was approved by the shareholders as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
1,327,596	87,604	95,732	1,678,623

Proposal #3:                        Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of Elliot Davis, LLC, an independent registered public accounting firm, to serve as the Company’s auditor during the fiscal year ended December 31, 2013, and the votes cast were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
3,066,967	122,368	220	0

SIGNATURES

Pursuant to requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

TIDELANDS BANCSHARES, INC.

	By:	/s/ Thomas H. Lyles
Thomas H. Lyles
Title: Chief Executive Officer

Date: May 21, 2013